UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Conveyance Agreement

El Paso Pipeline Partners, L.P. (the “Partnership”) previously announced it had entered into a Contribution Agreement (the “Contribution Agreement”) with El Paso Corporation (“El Paso”), El Paso SNG Holding Company, L.L.C. (“EP SNG”), EPPP SNG GP Holdings, L.L.C. (“EPPP SNG”), Southern Natural Gas Company (“SNG”) and El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”).  Pursuant to the Contribution Agreement, El Paso and EP SNG (collectively, the “Contributing Parties”) on June 23, 2010 contributed to the Partnership (together with the Operating Company and EPPP SNG, the “Partnership Parties”) a 16% general partner interest in SNG.  Also pursuant to the Contribution Agreement, the Contributing Parties granted the Partnership Parties a ninety-day option to purchase up to an additional 4% general partner interest in SNG in 1% increments.

The Partnership Parties exercised such option in full and on June 30, 2010, the Partnership Parties entered into a Contribution, Conveyance and Assumption Agreement (the “Option Conveyance Agreement”) with SNG and the Contributing Parties pursuant to which the Contributing Parties contributed an additional 4% general partner interest in SNG (the “Option SNG Interest”) to the Partnership Parties.  The Option Conveyance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The aggregate cash consideration of $98.4 million and related expenses for the Option SNG Interest were funded by the Partnership with approximately $41.5 million of net proceeds received by the Partnership on June 30, 2010 from the exercise in full of the underwriters’ option to purchase 1,500,000 additional common units representing limited partner interests in the Partnership (“Common Units”) granted to the underwriters in connection with the Partnership’s public offering of 10,000,000 Common Units, which closed on June 23, 2010, the related $0.88 million proportionate capital contribution by El Paso Pipeline GP Company, L.L.C. (the “General Partner”), borrowings of approximately $35.2 million under the Partnership’s revolving credit facility and approximately $20.7 million cash received from El Paso’s repayment of a demand note.

Third Amendment to General Partnership Agreement of SNG

In connection with the closing of the Option Conveyance Agreement, on June 30, 2010, EP SNG and EPPP SNG entered into the Third Amendment to the General Partnership of SNG (the “SNG Amendment”) to reflect the contribution of the Option SNG Interest to the Partnership Parties.  After giving effect to the transactions contemplated by the Option Conveyance Agreement, the Contributing Parties own 55% of SNG and the Partnership Parties own 45% of SNG, each in the form of general partner interests.  The SNG Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

After giving effect to the contributions in connection with the Option Conveyance Agreement, El Paso directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership and own the 2% general partner interest and incentive distribution rights in the Partnership; (ii) 60,672,648 Common Units and 27,727,411 subordinated units representing an aggregate 57% limited partner interest in the Partnership; (iii) 100% of El Paso Pipeline LP Holdings, L.L.C. (“Holdings”); (iv) a 42% general partner interest in Colorado Interstate Gas Company (“CIG”); (v) a 55% general partner interest in SNG; and (vi) a 49% member interest in each of El Paso Elba Express Company, L.L.C. (“Elba Express”) and Southern LNG Company, L.L.C. (“SLNG”). Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company. The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership. Each of the Partnership, the General Partner, Holdings, the Operating Company, CIG, SNG, Elba Express and SLNG is an indirect subsidiary of El Paso.  The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses; (ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; and (iii) reimbursement for certain expenditures.

In addition, each of the Partnership, Elba Express, CIG, SNG and SLNG currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership, the general partnership agreements of each of CIG and SNG and the limited liability company agreements of each of Elba Express and SLNG, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

10.1
Contribution, Conveyance and Assumption Agreement by and among El Paso Pipeline Partners, L.P. El Paso Corporation, El Paso SNG Holding Company, L.L.C., EPPP SNG GP Holdings, L.L.C., Southern Natural Gas Company and El Paso Pipeline Partners Operating Company, L.L.C.

10.2	Third Amendment to General Partnership Agreement of Southern Natural Gas Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ Robert W. Baker
Robert W. Baker
Executive Vice President and General Counsel

Date: July 2, 2010

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Exhibit Number	Description

10.1
Contribution, Conveyance and Assumption Agreement by and among El Paso Pipeline Partners, L.P. El Paso Corporation, El Paso SNG Holding Company, L.L.C., EPPP SNG GP Holdings, L.L.C., Southern Natural Gas Company and El Paso Pipeline Partners Operating Company, L.L.C.

10.2	Third Amendment to General Partnership Agreement of Southern Natural Gas Company.